Exhibit 10.28(b)
AMENDMENT NUMBER ONE
TO THE
MARKETAXESS SEVERANCE PAY PLAN
          WHEREAS, MarketAxess Holdings Inc. (the “Company”) sponsors the MarketAxess Severance Pay Plan (the “Plan”), effective as of August 1, 2006;
          WHEREAS, pursuant to Article VI, Section 1 of the Plan, the Company has reserved the right, in its sole and absolute discretion, to amend the Plan, in whole or in part, at any time and for any reason, by action of the Head of Human Resources of MarketAxess Corporation or the General Counsel or Chief Executive Officer of the Company; and
          WHEREAS, the Company desires to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder.
          NOW, THEREFORE, the Plan is hereby amended effective as of August 1, 2006 as follows:
     Subsection (iv) of the first paragraph of Article III is amended in its entirety to provide as follows:
“(iv) Returns a signed, dated and notarized original Agreement and General Release within sixty (60) days following his/her Termination Date.
          IN WITNESS WHEREOF, this amendment has been executed December 17, 2008.

MARKETAXESS HOLDINGS INC.
By:	/s/ Cordelia Boise
	Name:	Cordelia Boise
	Title:	Head of Human Resources